EXHIBIT 24.1

PEABODY ENERGY CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Peabody Energy Corporation, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of A. Verona Dorch, Scott Jarboe and Priscilla E. Duncan, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s common stock, par value $0.01 per share, issuable in connection with the Peabody Energy Corporation 2017 Incentive Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 31st day of March 2017.

Signature	Title

/s/ Glenn L. Kellow	President, Chief Executive Officer and Director (principal executive officer)
Glenn L. Kellow

/s/ Amy B. Schwetz	Executive Vice President and Chief Financial Officer (principal financial officer and
Amy B. Schwetz	principal accounting officer)

/s/ Robert A. Malone	Chairman of the Board
Robert A. Malone

/s/ William A. Coley	Director
William A. Coley

/s/ William E. James	Director
William E. James

/s/ Robert B. Karn III	Director
Robert B. Karn III

/s/ H. E. Lentz	Director
H. E. Lentz

/s/ William C. Rusnack	Director
William C. Rusnack

/s/ Michael W. Sutherlin	Director
Michael W. Sutherlin

/s/ John F. Turner	Director
John F. Turner

/s/ Sandra A. Van Trease	Director
Sandra A. Van Trease

/s/ Heather A. Wilson	Director
Heather A. Wilson